UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 5, 2007 (November 26, 2006)

CHINA MARKETING MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-51806	76-0641113
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

RMA 901
KunTai International Mansion
No. 12 Chaowai Street
Beijing, 100020, China
(Address of Principal Executive Offices)

(86)10-59251090
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On and effective November 26, 2006, China Marketing Media Holdings, Inc. (the “Company”) appointed Yifang Fu, age 33, as Chief Financial Officer of the Company. Ms. Fu worked as a staff accountant at CA Imports, LLC., an import/export business based in Brimfield, Ohio, from March 2001 to December 2004. Ms. Fu joined Century 21 China Real Estate as a senior accountant in charge of US GAAP reports in April 2005. From November 2005 to October 2006, Ms. Fu was a senior budget/financial analyst of E & W Global Financial Inc., a financial consulting firm, in Beijing, China.

No family relationship exists between Ms. Fu and any other director or executive officer of the Company.

There are no transactions between Ms. Fu and the Company that would require disclosure under Item 404(a) of Regulation S-B.

The Company has an employment agreement with Ms. Fu regarding the payment to her of a monthly salary of approximately $1,266.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Marketing Media Holdings, Inc.

Date: February 5, 2007

/s/ Yingsheng Li

Chief Executive Officer